Exhibit 99.1

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3564

pr@overstock.com

Investor Contact:

Mark Harden, Overstock.com, Inc.

+1 (801) 947-5409

ir@overstock.com

Overstock.com Announces Rights Offering Including Blockchain Shares on t0 Platform World’s first issuance of blockchain equities ushers global financial system into a new age

SALT LAKE CITY — Oct. 25, 2016 - Overstock.com, Inc. (NASDAQ:OSTK) today announced that its board of directors has approved a non-transferable rights offering. The offering will allow Overstock’s stockholders of record to purchase shares of its preferred stock, including preferred shares to be issued and traded exclusively on a registered alternative trading system using the t0 issuance and trading platform developed by Overstock’s majority-owned financial technology subsidiary t0.

Overstock is planning the rights offering primarily to enable t0 to demonstrate the operation of the t0 platform, while providing Overstock’s stockholders of record the opportunity to participate. Overstock intends to offer up to one million shares of its preferred stock, and will give stockholders the opportunity to subscribe for shares of its Blockchain Series A Preferred, which will trade exclusively on the alternative trading system. Stockholders will also have an opportunity to subscribe for an alternative series of its voting preferred stock, which will be economically identical to the Blockchain shares but will trade in the over-the-counter market.

“This is the culmination of over two years of true innovation and hard work,” said Overstock CEO Patrick M. Byrne. “Through this public issuance of blockchain-based securities the history of capital markets is entering a new era, the era of blockchain-based securities.”

The rights offering will be made by a distribution of one non-transferable subscription right for each ten shares of common stock owned on the record date, plus one additional right for any balance of nine or fewer shares held. The distribution of the subscription rights settles T+3, so in order to be considered a stockholder of record you must own the common stock in your brokerage account as of 4:00 PM ET on Monday, November 7, 2016, which is three trading days before the record date of November 10, 2016.

The proposed rights offering will include an over-subscription privilege, which will entitle each rights holder that exercises its basic subscription privilege in full the right to purchase additional shares of preferred stock that remain unsubscribed at the expiration of the rights offering, if any. Both the basic and over-subscription privileges are subject to proration. The basic and over-subscription privileges may be exercised during the subscription period of November 15, 2016 through 5:00 PM ET on December 6, 2016, subject to proration. Overstock may extend the offering up to an additional 30 days, in which case the offering would continue on a subscriptions first-in, first-served basis, with the potential for pro rata allocation of shares among participants subscribing on the day, if any, on which the offering becomes over-subscribed.

The subscription exercise price (the “Subscription Price”) is expected be the lower of: (1) 95% of the volume-weighted average trading price (VWAP) for the five trading days ending November 11, 2016 (the “Maximum Price”), and (2) 95% of the VWAP for the five trading days ending December 6, 2016.  Subscribers will be required to fund their subscriptions at the Maximum Price.

Overstock recommends that current stockholders consider notifying their broker or financial advisor about the upcoming rights offering to ensure they will maximize their ability to participate in the rights offering.

The expected calendar is:

Monday, November 7, 2016	Ownership Day; must own OSTK common stock by 4:00 PM ET to become a stockholder of record on the Record Date.

Tuesday, November 8, 2016	Shares trade Ex-Right

Thursday, November 10, 2016	Record Date

Monday, November 14, 2016	Announcement of Maximum Price

Tuesday, November 15, 2016	Subscription Period Begins

Tuesday, December 6, 2016	Subscription Period expires at 5:00 PM ET and Final Price is determined.

The rights offering will be made pursuant to Overstock’s effective shelf registration statement on Form S-3 (Reg. No. 333-203607) on file with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement to be filed with the SEC prior to the commencement of the rights offering. The information herein is not complete and is subject to change. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities. The offering can be made only by a final prospectus, including a prospectus supplement. Investors should consider investment objectives, risks, charges and expenses carefully before investing. The base prospectus included in the registration statement contains this and additional information about

Overstock, and the prospectus supplement will contain this and additional information about the rights offering, and rights holders should read both carefully before exercising their rights and investing.

Requests for copies of the base prospectus and the prospectus supplement when available, and questions from stockholders relating to the rights offering may be directed to the information agent for the rights offering, as follows:

Information Agent:
Georgeson LLC

1290 Avenue of the Americas

9th Floor

New York, NY 10104

(866) 432-2791

Overstock@Georgeson.com

Source Capital Group invites any broker dealers interested in participating in the rights offering to contact Source’s syndicate department at OSTK@sourcegrp.com.

About Overstock.com

Overstock.com, Inc. (NASDAQ:OSTK) is an online retailer based in Salt Lake City, Utah that sells a broad range of products at low prices, including furniture, rugs, bedding, electronics, clothing, and jewelry. Additional stores within Overstock include Worldstock.com, dedicated to selling artisan-crafted products to help developing nations around the world and Main Street Revolution, supporting small-scale entrepreneurs in the U.S. by providing them with a national customer base. Other community-focused initiatives include Farmers Market and pet adoptions.  Forbes ranked Overstock in its list of the Top 100 Most Trustworthy Companies in 2014. Overstock sells internationally under the name O.co and regularly posts information about the company and other related matters under Investor Relations on its website.

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O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, Worldstock and OVillage are registered trademarks of Overstock.com, Inc.  O.biz and Space Shift are also trademarks of Overstock.com, Inc.  Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

About Source Capital Group, Inc.
Source Capital Group, Inc. was founded in 1992 as a boutique investment banking firm specializing in small to medium-sized transactions, and continues to focus its investment banking activities in those segments of the market. Source Capital has grown to include businesses in general securities, emerging market securities, distressed and high yield debt securities, investment management, mortgages and business lending. Source Capital’s mission is to provide excellent service and independent, unbiased and tailor-made advice. Source Capital is registered as a broker-dealer with the SEC and in 50 states, the District of Columbia and Puerto Rico, and is a member of the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. These forward-looking statements are inherently difficult to predict. Actual results, including all matters relating to the rights offering and all matters relating to our future financial results, could differ materially for a variety of reasons. Information about factors that could potentially affect our financial results is included in our Form 10-Q for the quarter ended June 30, 2016 which we filed with the SEC on August 4, 2016. These and our other subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

SOURCE Overstock.com, Inc.

Overstock.com, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the applicable prospectus supplement for any securities offered pursuant to the registration statement, and other documents that Overstock.com, Inc. has filed or files in the future with the SEC for more complete information about Overstock.com, Inc. and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Overstock.com, Inc. will arrange to send you the prospectus if you request it by calling 1-801-947-5409.